UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2010

HKN, INC.
(Exact Name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 424-2424

Former Name or Former Address, if Changed Since Last Report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES

On September 13, 2010, HKN, Inc. (the “Company”) received notification from two members (the “Holders”) of BriteWater International, LLC, (“BriteWater”) of their election to exercise the put option granted pursuant to the Securities Exchange Agreement the parties entered into during June 2009.

Upon exercise of the put option, the Company received an additional 2,288 units of BriteWater, which constitutes an additional 22.88% of BriteWater’s outstanding membership units, and issued 543,750 shares of HKN, Inc. common stock.

Following the exercise of the put option, the Company holds 42.38% of the outstanding membership units of BriteWater.  BriteWater  is a privately-held company which holds patents and equipment for OHSOL technology which can be used to purify oilfield emulsions by breaking and separating the emulsions into oil, water and solids and to reduce the environmental impact for disposition of residual fuels and waste materials.

The issuance of the Company’s common stock to the Holders is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereunder.  Each of the Holders has represented that it is acquiring the shares of the Company’s common stock for investment purposes and that it is an accredited investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HKN, Inc.
(Registrant)

Date: September 13, 2010	By:	/s/ Anna Williams
Anna Williams Senior Vice President and CFO